Exhibit 99.1
Sable Offshore Corp. Announces Receipt of Emergency Special Permit from
PHMSA for Santa Ynez Pipeline System Segments

Houston, TX — December 24, 2025 — Sable Offshore Corp. (the “Company”) (NYSE: SOC) today announced that on December 23, 2025, the U.S. Department of Transportation, Pipeline and Hazardous Material Safety Administration (“PHMSA”) issued an emergency special permit for segments of the interstate Santa Ynez Pipeline System (specifically segments 324 and 325), approving the Company’s implementation of enhanced integrity management practices and specifying operational conditions. The Letter of Decision approving the emergency special permit and related documents can be viewed in Docket No. PHMSA-2025-1502 in the Federal Docket Management System at https://www.regulations.gov/docket/PHMSA-2025-1502.

About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence sales from the Santa Ynez Unit assets and the cost and time required therefor; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Disclaimers
The Santa Ynez Unit restarted production in May 2025. Sable has not sold commercial quantities of hydrocarbons since acquisition of the Santa Ynez Unit. The Santa Ynez Unit was shut in during June of 2015 when the only onshore pipeline transporting hydrocarbons produced from the Santa Ynez Unit to market ceased transportation. Since the May 2025 production restart, the oil produced has been transported via pipeline to storage tanks onshore at Sable’s Las Flores Canyon processing facility where it is being stored pending resumed petroleum transportation. There can be no assurance that the necessary approvals will be obtained that would allow the Company to recommence sales.

Contacts
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111